As filed with the Securities and Exchange Commission on September 28, 1998

                                              Registration Number 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
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                                    Form S-8
            Registration Statement Under The Securities Act of 1933

                                   CCAIR, INC.
            (Exact name of registrant as specified in its charter)
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              DELAWARE                                                           56-1428192
(State or other jurisdiction or incorporation or organization)    (I.R.S. Employer Identification Number)
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                                 P. O. Box 19929
                      Charlotte, North Carolina 28219-0929
                    (Address of principal executive offices)

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             CCAIR, INC. DIRECTORS' COMPENSATION STOCK OPTION PLAN
                            (Full title of the plan)
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                                 Kenneth W. Gann
                                    President
                                   CCAIR, INC.
                                 P. O. Box 19929
                      Charlotte, North Carolina 28219-0929
                                 (704) 359-8990

                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            W. Scott Cooper, Esquire
                          Rayburn, Moon & Smith, P. A.
                         The Carillon Bldg., Suite 1200
                               227 W. Trade Street
                         Charlotte, North Carolina 28202


                         Calculation of Registration Fee



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======================================================================================================================
                                                  Proposed Maximum       Proposed Maximum        Amount of
Title of Securities to                           Offering Price Per    Aggregate Offering      Registration
  be Registered         Share to be Registered         Share                Price(1)               Fee
----------------------------------------------------------------------------------------------------------------------

  Common Stock                235,000                  $3.84               $902,400              $266.21
======================================================================================================================
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  (1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for shares of the Registrant's Common Stock as reported on the consolidating reporting system of the National Association of Securities Dealers, Inc. on September 24, 1998.

                             Page 1 of ______ Pages
                          Exhibit Index on Page ______


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                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation by Reference.

The following are incorporated by reference into this Registration Statement:

1. The Registrant's Transition Report on Form 10-K for the transition period from July 1, 1997 to December 31, 1997, File No. 0-17846, filed pursuant to
Section 13(a) of the Exchange Act;

2. The Registrant's Quarterly Report on Form 10-Q for the three-month period ended June 30, 1998, File No. 0-17846, filed pursuant to Section 13(a) of the Exchange Act;

3. All other reports filed by the Registrant pursuant to Section 13(a) and 15(d) of the Exchange Act since December 31, 1997; and

4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, File No. 0-17846, declared effective on July 13, 1989 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under provisions of Delaware law and the Company's Bylaws, directors, officers and controlling persons of the Company may be entitled to indemnification by the Company against liabilities arising out of any suit or proceeding, whether civil, criminal, administrative or investigative, including a suit or proceeding under the Securities Act of 1933, to which they were a party by reason of serving as a director, officer, employee or agent of the Company. Such provisions require the Company to indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding upon a determination, by a majority vote of a quorum of the Board of Directors consisting of directors who were not parties to such action, suit or proceeding, or by independent legal counsel in a written opinion, or by the stockholders of the Company, that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no


                                       2
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reasonable cause to believe his conduct was unlawful. Absent such determination, the Company may, by a vote of the disinterested directors or the stockholders and to the extent permitted by applicable law, indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding.

Item 7:  Exemption From Registration Claimed.

Not applicable.

Item 8:  Exhibits.

4.1   Directors' Compensation Stock Option Plan.

5.1   Opinion of Rayburn, Moon & Smith, P.A.

23.1 Consent of Rayburn, Moon & Smith, P.A. is found in the opinion set forth as Exhibit 5.1 to this Registration Statement.

23.2  Consent of Arthur Andersen, LLP.

Item 9.  Undertakings.

1. The undersigned Registrant hereby undertakes:

      a. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      b. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee's benefit plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       3
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3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                       4
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 31, 1998.

                                          CCAIR, INC.


                                          By:             /s/
                                                --------------------------------
                                                Kenneth W. Gann, President
                                                and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                        Title                  Date

       /s/                       Chief Executive Officer,    August 31, 1998
----------------------------     President and Director
Kenneth W. Gann                  (Principal Executive
                                 Officer)


       /s/                       Vice President, Secretary,  August 31, 1998
-----------------------------    Treasurer and Controller
Eric W. Montgomery               (Principal Accounting
                                 Officer) and Director


       /s/                       Director                    August 31, 1998
-----------------------------
George Murnane, III



       /s/                       Director                    August 31, 1998
-----------------------------
Dean E. Painter, Jr.




       /s/                       Director                    August 31, 1998
-----------------------------
Gordon Linkon



       /s/                       Director                    August 31, 1998
-----------------------------
K. Ray Allen


                                       5
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                                   CCAIR, INC.

                                  EXHIBIT INDEX



      Exhibit                                                   Sequentially
      Number                 Description of Exhibit             Numbered Page
      ------                 ----------------------             -------------
       4.1         Directors'   Compensation   Stock   Option
                   Plan, effective November 14, 1996.

       5.1         Opinion of Rayburn, Moon & Smith, P.A.

       23.1 Consent of Rayburn, Moon & Smith, P.A. is found in the opinion set forth as Exhibit
                   5.1 to this Registration Statement

       23.2        Consent of Arthur Andersen, LLP.